UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

APRIL 25, 2014
 Date of Report (Date of earliest event reported)

HYDROCARB ENERGY CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53313 (Commission File Number)	30-0420930 (IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 970-1590
 Registrant's telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To help us increase our plan for recompletion work on wells in its Galveston Bay production, we entered into a Secured Promissory Note with our Chairman of the Board, Kent Watts, whereby Mr. Watts agree to loan us up to $600,000.  The interest rate is 6.25%.  The term of the Note is 36 months. The Note can be secured by a lien on assets owned by our subsidiary Galveston Bay Energy LLC when no other liens exist.   A previous debt of $100,000 was rolled into this Note.  The current outstanding principal due on the Note is $300,000.

Item 9.01	Exhibits

10.1	Secured Promissory Note

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROCARB ENERGY CORPORATION

Date: April 30, 2014	/s Joel Seidner
Name: Joel Seidner
Title: Secretary